United States

Securities and Exchange Commission

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 27, 2008

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)

(775) 448-7777
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

At the annual meeting on February 27, 2008, International Game Technology (IGT) shareholders approved the following amendments to the 2002 Stock Incentive Plan (SIP).

Increase in Aggregate Share Limit.  An increase in the number of shares of IGT common stock that may be delivered pursuant to all awards granted under the SIP to 43.0 million from 34.0 million shares.  The SIP previously had separate award limits for awards granted to directors who are not also employed by IGT or one of its subsidiaries (“non-employee directors”) and awards granted to other grantees.  As amended, these separate limits have been eliminated and the 43.0 million share limit applies to all awards.

Changes to Non-Employee Director Program.  One feature of the SIP is a program of automatic award grants to non-employee directors.  This program was revised as follows:

ª

the number of shares of IGT common stock subject to the annual stock option grant for continuing non-employee directors was decreased from 24,000 to 11,000

ª

the number of shares of IGT common stock subject to the stock option grant for any newly elected or appointed non-employee director was decreased from 40,000 to 20,000

ª

each year, continuing non-employee directors will be granted 2,750 shares of restricted IGT common stock

ª

newly elected or appointed non-employee directors will be granted 5,000 shares of restricted IGT common stock

Discretionary award grants to non-employee directors may also be made under the SIP.

Extension of Plan Term and Performance-Based Award Feature.  The term of the SIP was extended to December 17, 2013.  In addition, the performance-based award feature of the SIP was extended through the first annual meeting of IGT shareholders that occurs in 2013.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	International Game Technology 2002 Stock Incentive Plan, as amended February 27, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: March 3, 2008

By:/s/ J. Kenneth Creighton
J. Kenneth Creighton
Vice President Corporate Law Department, and Assistant Secretary